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EXHIBIT 23.

                    CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements listed below of our reports dated February 8, 1994, relating to the Consolidated Financial Statements of USX Corporation, the Financial Statements of the Marathon Group, the Financial Statements of the U.S. Steel Group, and the Financial Statements of the Delhi Group, appearing on pages U-3, M-3, S-3 and D-3 respectively, of this Form 10-K:

On Form S-3:                      Relating to:

    File No.        2-85535       USX Dividend Reinvestment Plan
                   33-34703       Marathon Group Dividend Reinvestment Plan
                   33-43719       U.S. Steel Group Dividend Reinvestment Plan
                   33-51621       USX Corporation Debt Securities, Preferred
                                  Stock and Common Stock
                   33-60142       USX Corporation Debt Securities


On Form No. S-8:                  Relating to:

    File No.       2-76726        USX Savings Plan
                   2-76917        USX 1976 Stock Option Plan
                   33-2097        Stock Option Plans of Texas Oil & Gas Corp.
                   33-4198        Texas Oil & Gas Corp. Thrift Plan
                   33-6248        USX 1986 Stock Option Plan
                   33-8669        Marathon Oil Company Thrift Plan
                  33-38025        USX 1990 Stock Plan
                  33-41864        USX 1990 Stock Plan
                  33-48116        Parity Investment Bonus
                  33-54760        Thrift Plan for Empoyees of Delhi Gas
                                  Pipeline Corporation
                  33-56828        Marathon Oil Company Thrift Plan



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600 Grant Street
Pittsburgh, PA 15219-2794
March 15, 1994